UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-829-8234

NONE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the flowing provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2006, Global Payments Inc., (the “Company”), entered into a new, unsecured five-year, $350 million revolving credit facility (the “U.S. Credit Facility”) with a syndicate of banks including JPMorgan Chase, NA, and Wells Fargo Bank, NA.  The facility expires in November 2011 and has a variable interest rate based on a market short-term floating rate plus a margin that varies according to the Company’s leverage position.  In addition, the U.S. Credit Facility allows the Company to expand the facility size to $700 million by requesting additional commitments from new or existing lenders.  The U.S. Credit Facility contains certain financial and non-financial covenants and events of default customary for financings of this nature.

The Company intends to use the U.S Credit Facility to fund future strategic acquisitions, to provide a source of working capital and for general corporate purposes.

The description above is a summary and is qualified in its entirety in the text of the U.S. Credit Facility agreement attached hereto as Exhibit 10.1.

In addition, on November 16, 2006, Global Payments Direct, Inc., a wholly owned subsidiary of the Company, together with Canadian Imperial Bank of Commerce, as administrative agent (the “Administrative Agent”), and CIBC Inc. entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of November 19, 2004 (the “Canadian Credit Facility”).  As amended, the Canadian Credit Facility is an uncommitted facility which consists of a line of credit of $25 million Canadian and allows the Company to expand the size of the uncommitted facility to $50 million Canadian during the peak holiday season.  The Canadian Credit Facility also contains certain financial and non-financial covenants and events of default customary for financings of this nature.

The Company will continue to use the Canadian Credit Facility to provide certain Canadian merchants with same day value for their VISA credit card deposits.

The description above is a summary and is qualified in its entirety in the text of the Amendment attached hereto as Exhibit 10.2.

Item 1.02 Termination of a Material Definitive Agreement

In conjunction with its entry into the U.S. Credit Facility on November 16, 2006, the Company has terminated its former U.S. credit facility which was due to expire on November 25, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)     The information set forth above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into Item 2.03(a) by reference.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

10.1	Credit Agreement dated as of November 16, 2006

10.2	Amendment No. 2 to the Company’s Amended and Restated Credit Agreement dated as of November 16, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Payments Inc.

(Registrant)

Date: November 17, 2006	By:	/s/ Joseph C. Hyde

Joseph C. Hyde
Chief Financial Officer